UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2025

CYCURION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1640 Boro Place, Fourth Floor
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	CYCUW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Exchange Agreements and Registration Rights Agreements

On August 12, 2025, the Company entered into an exchange agreement with Alpha Capital Anstalt (the “Alpha Capital Anstalt Exchange Agreement”) and a registration rights agreement filed as Exhibits 10.1 and 10.2, respectively. Pursuant to the Alpha Capital Anstalt Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Alpha Capital Anstalt will exchange $366,050 in debt for an aggregate of 366 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with M2B Funding Corp. (the “M2B Funding Corp. Exchange Agreement”) and a registration rights agreement. Pursuant to the M2B Funding Corp filed as Exhibits 10.3 and 10.4, respectively. Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby M2B Funding Corp. will exchange $672,077 in debt for an aggregate of 672 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with ADI Funding (the “ADI Funding Exchange Agreement”) and a registration rights agreement filed as Exhibits 10.5 and 10.6, respectively. Pursuant to the ADI Funding Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby ADI Funding will exchange $347,730 in debt for an aggregate of 348 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with Deltennium (the “Deltennium Exchange Agreement”) and a registration rights agreement filed as Exhibits 10.7 and 10.8, respectively. Pursuant to the Deltennium Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Deltennium will exchange $617,667 in debt for an aggregate of 618 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with Osher Capital (the “Osher Capital Exchange Agreement”) and a registration rights agreement filed as Exhibits 10.9 and 10.10, respectively. Pursuant to the Osher Capital Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Osher Capital will exchange $103,800 in debt for an aggregate of 104 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with Lexi London (the “Lexi London Exchange Agreement”) and a registration rights agreement filed as Exhibits 10.11 and 10.12, respectively. Pursuant to the Lexi London Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby Lexi London will exchange $769,000 in debt for an aggregate of 769 shares of Series G Convertible Preferred Stock.

On August 12, 2025, the Company entered into an exchange agreement with ILE Associates (the “ILE Associates Exchange Agreement”) and a registration rights agreement filed as Exhibits 10.13 and 10.14, respectively. Pursuant to the ILE Associates Exchange Agreement, the parties intended to effect a voluntary security exchange transaction whereby ILE Associates will exchange $256,333 in debt for an aggregate of 256 shares of Series G Convertible Preferred Stock.

The exchange agreements and registration rights agreements filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13 and 10.14 are incorporated herein by reference. The above descriptions of the terms of the exchange agreements and registration rights agreements are not complete and are qualified in their entirety by reference to such exhibits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series G Convertible Preferred Stock

We have authorized 10,000 shares of our Series G Convertible Preferred Stock, par value $0.0001 per share.

The material attributes of the shares of our Series G Convertible Preferred Stock are:

Voting Rights: Holders of shares of our Series G Convertible Preferred Stock shall have voting rights on an as-if-converted-to-Common-Stock basis and as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock.

Dividend Rights: Holders of shares of our Series G Convertible Preferred Stock shall be entitled to receive, and we shall pay, dividends on shares of our Series G Convertible Preferred Stock at the rate of twelve percent (12%) per annum of the $0.0001 per-share Stated Value of the Series G Convertible Preferred Stock. The dividends shall be paid payable quarterly in arrears in shares of Common Stock, calculated for each dividend payment on an as-if-converted-to-Common-Stock basis.

Conversion Rights: Shares of our Series G Convertible Preferred Stock shall be convertible, at any time and from time to time at the option of the holder thereof, into shares of Common Stock (subject to certain 4.99% or 9.99% blocker limitations) at the conversion ratio of one share of Series G Convertible Preferred Stock-for-1,000 shares of Common Stock, subject to adjustment.

Liquidation Preference: Holders of shares of our Series G Convertible Preferred Stock, upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary , shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share Series G Convertible Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and, if the assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of our Series G Convertible Preferred Stock shall be ratably distributed among them in accordance with the respective amounts that would have been payable on such shares if all amounts payable thereon had been paid in full.

Protective Provisions: As long as any shares of Series G Convertible Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series G Convertible Preferred Stock, (a) alter or change adversely the powers, preferences, or rights given to the holders of Series G Convertible Preferred Stock or alter or amend the Certificate of Designation of Preferences, Rights and Limitations for our Series G Convertible Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of shares of Series G Convertible Preferred Stock, (c) increase the number of authorized shares of Series G Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

The foregoing summary of the terms, rights and preferences of the Series G Convertible Preferred Stock, filed with the State of Delaware on August 11, 2025, is qualified in its entirety by reference to the text of the Series G Convertible Preferred Stock Certificate of Designation, which is filed hereto as Exhibit 3.1 to the Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2025, and is incorporated herein by reference.

We hereby provide an update to the disclosure in the last paragraph in Item 5.03 in the Form 8-K filed with the SEC on August 12, 2025 and August 15, 2025 as follows:

For the avoidance of doubt, Cycurion has engaged in a strategic recapitalization to strengthen its balance sheet and support growth initiatives. The Company entered into agreements with certain investors to exchange $3.2 million aggregate principal amount of convertible indebtedness for an aggregate of 3,133 shares of Series G Convertible Preferred Stock. These transactions convert a substantial portion of Cycurion’s debt into preferred equity, which provides additional capital to support business growth. In addition, the Company plans to continue to use its previously disclosed $60 million Equity Line of Credit (“ELOC”), which has $55 million of remaining availability, to draw funds when needed and raise additional capital to fund ongoing expenses and future growth opportunities. The Company is required to file a new registration statement to make sales under its ELOC in excess of what has been previously registered. The Company is fully committed to transparent and responsible capital management and plans to effect a reverse stock split to maintain compliance with the continued Nasdaq Capital Market listing standards, subject to shareholder approval. The Company continuously evaluates potential transactions that it believes will be accretive to earnings, enhance shareholder value or are in the best interests of the Company. Any funds raised or earned by the Company may be used for any corporate purpose, which may include pursuit of other business combinations, the expansion of operations, repayment of existing debt, share repurchases, short term investments or other uses.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Alpha Capital Anstalt Exchange Agreement, dated August 12, 2025
10.2	Alpha Capital Anstalt Registration Rights Agreement, dated August 12, 2025
10.3	M2B Funding Corp. Exchange Agreement, dated August 12, 2025
10.4	M2B Funding Corp. Registration Rights Agreement, dated August 12, 2025
10.5	ADI Funding Exchange Agreement, dated August 12, 2025
10.6	ADI Funding Registration Rights Agreement, dated August 12, 2025
10.7	Deltennium Exchange Agreement, dated August 12, 2025
10.8	Deltennium Registration Rights Agreement, dated August 12, 2025
10.9	Osher Capital Exchange Agreement, dated August 12, 2025
10.10	Osher Capital Registration Rights Agreement, dated August 12, 2025
10.11	Lexi London Exchange Agreement, dated August 12, 2025
10.12	Lexi London Registration Rights Agreement, dated August 12, 2025
10.13	ILE Associates Exchange Agreement, dated August 12, 2025
10.14	ILE Associates Registration Rights Agreement, dated August 12, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date: August 25, 2025	By:	/s/ L. Kevin Kelly
	Name: Title:	L. Kevin Kelly Chief Executive Officer